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                                                                    EXHIBIT 4.03

                              AMENDMENT NUMBER TWO
                         TO LOAN AND SECURITY AGREEMENT


        THIS AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated effective as of September 23, 1999, is entered into by and among Grant Geophysical, Inc., a Delaware corporation ("Borrower"), Foothill Capital Corporation, a California corporation ("Foothill") and Elliott Associates, L.P., a Delaware limited partnership ("EALP"), in light of the following:

         WHEREAS, Borrower, EALP and Foothill are parties to that certain Loan and Security Agreement (the "Loan and Security Agreement"), dated as of May 11, 1999, as amended by Amendment Number One to Loan and Security Agreement, dated to be effective as of August 13, 1999, by and among Borrower, Foothill and EALP; and

         WHEREAS, Borrower has acquired seven seismic vibrator buggies (collectively, the "Acquired Equipment") in accordance with the terms of the Loan and Security Agreement and has requested that certain provisions of the Loan and Security Agreement be amended, so as to provide for the following;

                  (a) an increase in the principal amount of the FCC Term Loan to $11,673,500, and provide a revised payment scheduled for the repayment of the FCC Term Loan; and

                  (b) the amendment and restatement of the FCC Term Note to reflect the changes of referenced above.

         WHEREAS, subject to the conditions set forth in this Amendment, Foothill and EALP have agreed to amend the Loan and Security Agreement as set forth below.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions, and provisions as hereinafter set forth, the parties hereto agree as follows:

         1. DEFINITIONS. Initially capitalized terms used herein have the meanings defined in the Loan and Security Agreement unless otherwise defined herein.

         2. AMENDMENTS.

         2.01 AMENDMENT TO THE SECTION 1.1 OF THE LOAN AND SECURITY AGREEMENT.
Section 1.1 of the Loan and Security Agreement is hereby amended by adding the following definition of "Second Amendment to Loan and Security Agreement" to such section in the appropriate alphabetical order, such definition to read in its entirety as follows:

                  ""Second Amendment to Loan and Security Agreement" means that certain Second Amendment to Loan and Security Agreement, dated to be effective as of September 23, 1999, by and among Borrower, Foothill and EALP."


AMENDMENT NO.2 - PAGE 1
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         2.02 AMENDMENT AND RESTATEMENT OF SECTION 2.3 OF THE LOAN AND SECURITY
AGREEMENT. Effective as of the date hereof, Section 2.3 of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

                  "2.3 FCC TERM LOAN.

                       (a) General. Foothill has agreed to make a term loan (the "FCC Term Loan") to Borrower in the stated principal amount not to exceed Eleven Million Six Hundred Seventy-three Thousand Five Hundred Dollars ($11,673,500.00). The FCC Term Loan shall be repaid in thirty-two monthly installments, and one final installment, of principal in the following amounts:

                   Month                          Installment Amount
                   -----                          ------------------
         October 1, 1999                          $287,500.00
         November 1, 1999, through May 1, 2002    $313,400.00/month
         May 11, 2002                             The outstanding principal
                                                  balance of the FCC Term Loan

         Each such principal installment shall be due and payable on the first day of each month commencing October 1, 1999, and continuing on the first day of each succeeding month until and including the date on which the unpaid balance of the FCC Term Loan is paid in full. The outstanding principal balance and all accrued and unpaid interest under the FCC Term Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. Subject to Section 3.6, the unpaid principal balance of the FCC Term Loan may be prepaid in whole or in part at any time during the term of this Agreement upon 30 days prior written notice by Borrower to Foothill, all such prepaid amounts to be applied to the installments due on the FCC Term Loan in the inverse order of their maturity. All amounts outstanding under the FCC Term Loan shall constitute Obligations.

                       (b) Prepayment Upon Disposition of Eligible Equipment. Except as otherwise expressly permitted by Section 7.4 of this Agreement, Borrower shall prepay the FCC Term Loan in an amount equal to the net proceeds of any disposition of Eligible Equipment, regardless of whether such disposition is permitted under Section 7.4 of this Agreement (but without approving any such disposition not otherwise expressly permitted under Section 7.4 of this Agreement). The mandatory prepayment shall be due and payable immediately upon the corresponding disposition of Eligible Equipment. Mandatory prepayments shall be applied to installments under the FCC Term Loan in inverse order of maturity.

                       (c) FCC Term Note. The FCC Term Loan shall be evidenced by that certain Amended and Restated Secured Promissory Note, dated September 23, 1999, in the original principal amount of $11,673,500.00, executed by Borrower, payable to the order of Foothill, the form of which is attached as Exhibit A to the Second Amendment to Loan


AMENDMENT NO.2 - PAGE 2
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         and Security Agreement (together with any and all renewals, extensions and modifications thereof, the "FCC Term Note").

         3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon fulfillment of the following conditions, in each case to the satisfaction of Foothill:

                  (a) a counterpart of this amendment shall be executed by Borrower and delivered to Foothill;

                  (b) a counterpart of this Amendment shall be executed by EALP and delivered to Foothill;

                  (c) each of AST, GGC and GGII shall reaffirm its obligations under the applicable Subsidiary Guaranty, pursuant to an instrument in form and substance satisfactory to Foothill;

                  (d) Borrower shall execute and deliver to Foothill an amended and restated secured promissory note in the form attached hereto as Exhibit A; and

                  (e) Borrower shall pay all fees and expenses required to be paid by Borrower pursuant to Section 6.03 of this Amendment.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

         4.01 REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Foothill as follows:

                  (a) the execution delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action of Borrower and do not and will not require any registration with, consent or approval of, notice to or action by, any Person in order to be effective and enforceable;

                  (b) the execution, delivery and performance by Borrower of this Amendment will not violate the articles of incorporation, bylaws or any other agreement to which Borrower is a party or by which the property of Borrower may be bound;

                  (c) the Loan and Security Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, without defense, counterclaim or offset;

                  (d) the representations and warranties contained in the Loan and Security Agreement (as amended by this Amendment) and each other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date;


AMENDMENT NO.2 - PAGE 3
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                  (e) Borrower is in full compliance with all covenants and
         agreements contained in the Loan and Security Agreement as amended by this Amendment and all such covenants and agreements are, and shall remain, in full force and effect;

                  (f) an indication of the agent's security interests on certificates of titles issued with respect to the Acquired Equipment is not required to perfect the security interests of the Agent in the Acquired Equipment, and

                  (g) the security interests of the Agent granted by the Loan and Security Agreement in the Acquired Equipment constitute perfected, first-priority security interests in the Acquired Equipment.

         4.02 COVENANTS OF BORROWER. Within fifteen days of the date hereof, Borrower shall, or shall cause each of GGBL, PTGI and SSGI to take the following actions:

                  (a) each of GGBL, PTGI and SSGI shall reaffirm their respective obligations under the applicable Subsidiary Guaranties, pursuant to an instrument in form and substance satisfactory to Foothill; and

                  (b) provide Foothill with evidence satisfactory to Foothill of the filing of a duly executed and completed "Application for Registration of Water Well Drilling or Construction Machinery" (collectively, the "Applications") with the Texas Department of Transportation with respect to each of the seven pieces of Acquired Equipment

Upon receipt of the approved copies of the Applications, Borrower promptly shall forward copies of same to Foothill, and Borrower promptly shall proceed to purchase the requested plates from the appropriate county tax assessor-collector in accordance with the requirements of the Applications. The failure of Borrower to comply with any portion of the requirements of this Section 4.02 shall constitute an "Event of Default" pursuant to Section 8 of the Loan and Security Agreement, as amended by this Amendment

         5. AGREEMENT OF EALP. EALP hereby joins in this Amendment for the purpose of consenting to the terms hereof. EALP hereby agrees that all terms, covenants and provisions of the Loan and Security Agreement and the other Loan Documents are, and shall remain, in full force and effect, including (without limitation) the subordination provisions set forth at Section 17.16 of the Loan and Security Agreement and EALP's guaranty of the Obligations of Borrower (other than the EALP Term Loan) pursuant to the EALP Guaranty, which EALP Guaranty is hereby acknowledged and reaffirmed with respect to all Obligations of Borrower (other than the EALP Term Loan) arising pursuant to the Loan and Security Agreement and other Loan Documents, as amended by this Amendment.

         6. MISCELLANEOUS.

         6.01 SU]RVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made herein and in the Loan and Security Agreement shall survive the execution and


AMENDMENT NO.2 - PAGE 4
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delivery of this Amendment and no investigation by Foothill or any closing shall affect the representations and warranties or the right of Foothill to rely upon them.

         6.02 REFERENCE TO LOAN AGREEMENT. The Loan and Security Agreement, as amended hereby, and all other Loan Documents, whether now or hereafter executed and delivered, are hereby amended so that any reference to the Loan and Security Agreement shall mean a reference to the Loan and Security Agreement, as amended by this Amendment.

         6.03 EXPENSES OF FOOTHILL AND WAIVER FEE. In consideration of Foothill's execution and delivery of this Amendment, Borrower shall pay to Foothill an amendment fee in the amount of $10,000, which fee shall be earned by Foothill and shall be due and payable upon the execution by Foothill of a counterpart of this Amendment. In addition to such waiver fee and as provided in the Loan and Security Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Foothill in connection with the preparation, negotiation and execution of this Amendment including, without limitation, the costs and fees of Foothill's legal counsel and appraiser, and all costs and expenses incurred by Foothill in connection with the enforcement or preservation of any rights under the Loan and Security Agreement, as amended hereby, or any other Loan Document.

         6.04 SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         6.05 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of Foothill and Borrower and their respective Successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Foothill.

         6.06 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         6.07 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         6.08 SCHEDULE C-1. Notwithstanding the execution of this Amendment, Schedule C-1 to the Loan and Security Agreement shall not be changed or modified, and the percentages and limitations set forth in such schedule shall be applied by the parties to the Loan and Security Agreement without change or modification as a result of this Amendment.

         6.09 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.


AMENDMENT NO.2 - PAGE 5
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         6.10 FINAL AGREEMENT. THE LOAN AND SECURITY AGREEMENT, AS AMENDED
HEREBY, AND THE OTHER LOAN DOCUMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AND SECURITY AGREEMENT, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND FOOTHILL.

         6.11 RELEASE. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS (AS DEFINED IN THE LOAN AND SECURITY AGREEMENT) OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM FOOTHILL. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES FOOTHILL, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST FOOTHILL, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY OBLIGATIONS (AS DEFINED IN THE LOAN AGREEMENT), INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE MAXIMUM RATE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AND SECURITY AGREEMENT OR ANY AGREEMENT, DOCUMENT OR INSTRUMENT ENTERED INTO IN CONNECTION THEREWITH.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)


AMENDMENT NO.2 - PAGE 6
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         IN WITNESS HEREOF, this Amendment his been executed and delivered as of the date first set forth above.


                                    GRANT GEOPHYSICAL, INC.
                                    a Delaware corporation


                                    By: /s/ MIKE KEIRNAN
                                        -----------------------------
                                        Mike Keirnan
                                        Vice President



                                    FOOTHILL CAPITAL CORPORATION,
                                    a California corporation, as Agent and
                                    as a Lender


                                    By:      /s/ AMY LAM
                                        ----------------------------
                                        Name:    AMY LAM
                                              ----------------------
                                        Title:  Vice President
                                               ---------------------


                                    ELLIOTT ASSOCIATES, L.P.
                                    a Delaware limited partnership


                                    By:
                                        ----------------------------
                                        Paul E. Singer,
                                        General Partner


AMENDMENT NO.2 - PAGE 7